CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 of our reports, dated March 12, 1999, February 18, 2000, relating to the financial statements of Advanced Optics Electronics, Inc.



/s/ Neff & Ricci LLP
-------------------------
Neff & Ricci LLP
Albuquerque, New Mexico
April 20, 2001